UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2006

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Employment Agreement with Brandon Black

On June 5, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Encore Capital Group, Inc. (the “Company”) approved an Amendment (the “Black Amendment”) to the Employment Agreement between the Company and J. Brandon Black, the President and Chief Executive Officer of the Company, which was originally entered into on June 13, 2005 (the “Employment Agreement”). The Black Amendment is effective as of June 5, 2006.

The Black Amendment increases the amount of severance that will be received by Mr. Black if he is terminated without Cause or resigns for Good Reason within 12 months following a Change in Control (as each such term is defined in the Employment Agreement) from a cash payment equal to 150% of the sum of his annual base salary and average annual bonus to a cash payment equal to 200% of the sum of his annual base salary and average annual bonus, to be paid in a lump sum. Any severance payments under the Employment Agreement (as amended) are dependent upon Mr. Black executing a release and continuing to be bound by certain restrictive covenants, including noncompetition, nonsolicitation, and confidentiality covenants.

The Black Amendment also provides for an additional cash payment to be paid to Mr. Black if there is a Change in Control prior to June 5, 2007, subject to his continued employment with the Company on the date of the Change in Control. The amount of Mr. Black’s potential cash award is equal to 100% of his annual base salary, which is currently $385,000.

The Black Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Section 1.01.

Amendment to Severance Agreement with Paul Grinberg

On June 5, 2006, the Compensation Committee approved an Amendment (the “Grinberg Amendment”) to the Severance Agreement between the Company and Paul Grinberg, the Chief Financial Officer of the Company, which was originally entered into on September 20, 2004 (the “Severance Agreement”). The Grinberg Amendment is effective as of June 5, 2006.

The Grinberg Amendment provides that if he is terminated without Cause or resigns for Good Reason within 12 months following a Change of Control (as each such term is defined in the Severance Agreement), he will be entitled to receive a cash payment equal to 150% of the sum of his annual base salary and average annual bonus, to be paid in accordance with the Company’s usual payroll practices over the 18 month period immediately following such termination. Any severance payments under the Severance Agreement (as amended) are dependent upon Mr. Grinberg executing a release and continuing to be bound by certain restrictive covenants, including noncompetition, nonsolicitation, confidentiality and nondisparagement covenants. Any severance payments being paid pursuant to the Severance Agreement (as amended) will automatically cease in the event Mr. Grinberg materially breaches any of the restrictive covenants described above.

The Amendment also provides for an additional cash payment to be paid to Mr. Grinberg if there is a Change in Control prior to June 5, 2007, subject to his continued employment with the Company on the date of the Change in Control. The amount of Mr. Grinberg’s potential cash award is equal to 100% of his annual base salary, which is currently $260,000.

The Grinberg Amendment is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Section 1.01.

Severance and Retention Agreements

On June 5, 2006, the Compensation Committee approved Severance and Retention Agreements for each of Robin R. Pruitt, George Brooker, Ron Eckhardt and Glen Freter, the General Counsel, the Vice President, Finance, the Executive Vice President, Operations and the Vice President and Controller of the Company, respectively (the “Executives”). The terms and conditions of each Severance and Retention Agreement are substantially the same, except as otherwise described below. The Severance and Retention Agreements with each of the Executives are effective as of June 5, 2006. Pursuant to the Severance and Retention Agreement, if the Executive is terminated without Cause or resigns for Good Reason within 12 months following a Change in Control (as each such term is defined in the Severance and Retention Agreement), he or she is entitled to salary continuation for a period of 12 months immediately following the date of termination. Any severance payments under these agreements are dependent upon the Executive executing a release and continuing to be bound by certain restrictive covenants, including noncompetition, nonsolicitation, confidentiality and nondisparagement covenants. Any severance payments being paid pursuant to these agreements will automatically cease in the event the Executive materially breaches any of the restrictive covenants described above.

In addition, pursuant to the terms of the Severance and Retention Agreement, if a Change in Control occurs prior to June 5, 2007, each of the Executives is entitled to receive a cash award, subject to the Executive’s continued employment with the Company on the date of the Change in Control, in an amount equal to a stated percentage of the Executive’s highest annual rate of base salary during the period commencing one year prior to the Change in Control and ending on the date of payment of the cash award. Based on current annual base salary rates, the amount of the potential cash award for Ms. Pruitt and Mr. Brooker is $112,476 and $82,500, respectively, which is equal to 50% of their respective annual base salaries. Based on current annual base salary rates, the amount of the potential cash award for Messrs Eckhardt and Freter is $64,063 and $50,000, respectively, which is equal to 25% of their respective annual base salaries.

The Form of Severance and Retention Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference into this Section 1.01.

Payment of Retainer to Members of the Special Committee

On June 5, 2006 the Company issued a press release announcing that the board of directors had formed a Special Committee to consider strategic alternatives. The Special Committee is composed of Barry R. Barkley, Eric D. Kogan, Alexander Lemond and Richard A. Mandell. The Special Committee was authorized by the board of directors to identify and evaluate various strategic alternatives to enhance stockholder value, including the potential sale of the Company.

On June 7, the board of directors approved (i) the payment to each member of the Special Committee other than the Chairman of the Special Committee of a retainer in an amount equal to $50,000 and (ii) the payment to the Chairman of the Special Committee of a retainer in an amount equal to $100,000, in full payment for all services performed by each member of the

Special Committee in connection with their performance of their duties as a member of the Special Committee. The board of directors further approved the reimbursement of expenses incurred by the members of the Special Committee in connection with their service on the Special Committee in accordance with the Company’s regular policies.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment One dated as of June 5, 2006 to Employment Agreement between the Company and J. Brandon Black

10.2	Amendment One dated as of June 5, 2006 to Severance Agreement between Midland Credit Management, Inc. and Paul Grinberg

10.3	Form of Change of Control Severance and Retention Agreement between the Company and certain executives

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: June 9, 2006	/s/ Paul Grinberg
Paul Grinberg Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment One dated as of June 5, 2006 to Employment Agreement between the Company and J. Brandon Black

10.2	Amendment One dated as of June 5, 2006 to Severance Agreement between Midland Credit Management, Inc. and Paul Grinberg

10.3	Form of Change of Control Severance and Retention Agreement between the Company and certain executives